                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-2
                              GRIFFON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant) Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule, and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              GRIFFON CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 6, 1996

                            ------------------------

To the Stockholders of
  GRIFFON CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Griffon Corporation (formerly Instrument Systems Corporation) will be held at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York on Tuesday, February 6, 1996 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1.     To elect four directors; and

     2. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on December 12, 1995 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                            By Order of the Board of Directors,

                                                      SUSAN E. ROWLAND
                                                         Secretary

Dated: Jericho, New York
      December 20, 1995

                              GRIFFON CORPORATION
                             100 JERICHO QUADRANGLE
                            JERICHO, NEW YORK 11753

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TUESDAY, FEBRUARY 6, 1996

                            ------------------------

     The Annual Meeting of Stockholders of Griffon Corporation (the "Company") will be held on Tuesday, February 6, 1996 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF GRIFFON CORPORATION FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS. The approximate date on which this Proxy Statement and the enclosed Proxy are being first mailed to stockholders is December 20, 1995.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the Proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     Only stockholders of record on December 12, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has outstanding two classes of voting capital stock, namely, its Common Stock, and its Second Preferred Stock, Series I (the "Second Preferred Stock") which vote together as a single class. Each share of Common Stock and Second Preferred Stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of shareholders. As of December 12, 1995, there were issued and outstanding approximately 30,895,732 shares of Common Stock and approximately 1,669,507 shares of Second Preferred Stock. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of each matter to be submitted to a vote of the shareholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth as of December 12, 1995 certain information with regard to ownership of the Company's Common Stock and Second Preferred Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock and Second Preferred Stock, to the knowledge of the Company based upon filings with the Securities and Exchange Commission; (ii) each director and each executive officer named in the "Summary Compensation Table"; and (iii) all executive officers and directors of the Company as a group:

                                                                                       SECOND
                                                                 COMMON              PREFERRED
                                                                 STOCK                 STOCK
                                                              BENEFICIALLY          BENEFICIALLY
                NAME OF BENEFICIAL OWNER                        OWNED(1)              OWNED(1)
-------------------------------------------------------- ----------------------     ------------
Griffon Corporation Employee Stock Ownership Plan(2).... 2,489,223(8.1%)                   --
Pioneering Management Corporation(3).................... 1,907,400(6.2%)                   --
Patrick L. Alesia.......................................   104,958(4)                      --
Henry A. Alpert.........................................     1,163(5)                   2,500
Robert Balemian.........................................   772,237(2.4%)(4)                --
Bertrand M. Bell........................................     7,240(5)                      --
Harvey R. Blau.......................................... 1,278,358(4.0%)(4)(7)          9,800
Robert Bradley..........................................     2,840(5)                      --
Abraham M. Buchman......................................     6,671(5)                      --
Rear Admiral Clarence A. Hill, Jr. (Ret.)...............     6,668(5)                   2,035
Ronald J. Kramer........................................    12,080(5)                      --
Lieutenant Gen. James W. Stansberry (Ret.)..............    12,890(5)(6)                   --
Martin S. Sussman.......................................     3,240(5)                      --
William H. Waldorf......................................     4,197(5)                   1,240
Lester L. Wolff.........................................     3,240(5)                      --
Directors and executive officers as a group (14
  persons).............................................. 2,226,282(6.9%)(7)(8)         15,575

---------------
(1) No officer or director owns more than one percent of the issued and outstanding Common Stock and Second Preferred Stock of the Company unless otherwise indicated. Ownership represents sole voting and investment power.

(2) The address for the Griffon Corporation Employee Stock Ownership Plan is c/o U.S. Trust Company of California N.A., as Trustee, 515 South Flower Street, Suite 2800, Los Angeles, California 90071.

(3) The address for this shareholder is 60 State Street, Boston, Massachusetts 02109.

(4) Includes for Messrs. Blau, Balemian and Alesia 500,000, 375,000 and 45,000 shares, respectively, issuable with respect to options exercisable within 60 days under the Company's stock option plans. See "Management -- Stock Plans".

(5) Includes shares of Common Stock granted to such director pursuant to the Company's Outside Directors Stock Award Plan. See "Management -- Stock Plans -- Outside Director Stock Award Plan".

(6) Includes 10,650 shares owned of record by Lieutenant General Stansberry's wife.

(7) Includes warrants to purchase 226,414 shares of Common Stock currently exercisable at $2.65 per share.

(8) Includes 930,500 shares issuable with respect to options exercisable within 60 days granted to executive officers under the Company's stock option plans. See "Management -- Stock Plans".

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors now consists of twelve directors as set forth below.

       CLASS I                     CLASS II                         CLASS III
 (TO SERVE UNTIL THE          (TO SERVE UNTIL THE              (TO SERVE UNTIL THE
  ANNUAL MEETING OF            ANNUAL MEETING OF                ANNUAL MEETING OF
STOCKHOLDERS IN 1996)        STOCKHOLDERS IN 1997)            STOCKHOLDERS IN 1998)
----------------------    ---------------------------    --------------------------------
 Bertrand M. Bell (2)           Robert Balemian                  Henry A. Alpert
  Robert Bradley (1)            Harvey R. Blau                Abraham M. Buchman (2)
Martin S. Sussman (1)        Ronald J. Kramer (1)                  Rear Admiral
   Lester L. Wolff            Lieutenant General         Clarence A. Hill, Jr. (Ret.)(2)
                          James W. Stansberry (Ret.)          William H. Waldorf (1)

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Bertrand M. Bell, Robert Bradley, Martin S. Sussman and Lester L. Wolff, directors in Class I, are to be elected to hold office until the Annual Meeting of Stockholders in 1999 or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $15,000 and a fee of $1,200 for each Board of Directors or Committee meeting attended. In addition, under the Company's Outside Director Stock Award Plan, each non-employee director receives at the time of the Annual Meeting of Stockholders each year, shares of Common Stock of the Company valued at $10,000. All shares awarded under this plan vest over a period of three years. In 1995, an aggregate of 11,630 shares were granted under this plan.

     There were five meetings of the Board of Directors during the fiscal year ended September 30, 1995. For the fiscal year ended September 30, 1995, there was one meeting of the Audit Committee and three meetings of the Compensation Committee. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the year-end audited financial statements, the Company's internal accounting controls and the professional services furnished by the independent public accountants to the Company, and the Compensation Committee recommends executive compensation and the granting of stock options to employees. See "Compensation Committee Report on Executive Compensation." The Company has no standing nominating committee. Each director attended or participated in at least 75% of such meetings of the Board of Directors and the committees on which he served.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     The following is a brief account of the business experience for the past five years of the Company's directors:

     Mr. Henry A. Alpert (48), a director of the Company since February 1995, has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, for more than the past five years.

     Mr. Robert Balemian (56) has been President and a director of the Company since 1982, was Vice President of the Company from February 1976 through December 1978 and Vice President of Finance of the Company from December 1978 until March 1982.

     Dr. Bertrand M. Bell (66), a director of the Company since 1976, has been Professor of Medicine at Albert Einstein College of Medicine for more than the past five years and was appointed Distinguished Professor in September 1992.

     Mr. Harvey R. Blau (60), Chairman of the Board of the Company since 1983, has been a practicing attorney in the State of New York since 1961, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company. Mr. Blau is Chairman of the Board of Aeroflex Incorporated, a diversified manufacturer of military and industrial products, a director of Nu Horizons Electronics Corp., a distributor of electronic components, and Reckson Associates Realty Corp, a real estate investment trust. See "Management -- Certain Transactions."

     Mr. Robert Bradley (76), a director of the Company since 1985, was an employee and executive of commercial banks for more than 30 years prior to his retirement in 1979. Mr. Bradley is a director of Aeroflex Incorporated.

     Mr. Abraham M. Buchman (79), a director of the Company since 1966, has been a practicing attorney in the State of New York for more than the past five years. Mr. Buchman is a partner in the law firm of Buchman & O'Brien.

     Rear Admiral Clarence A. Hill, Jr. (Ret.) (75), a director of the Company since 1982, was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1973. Since retirement, Rear Admiral Hill has been acting as an independent consultant with respect to the utilization of advanced concepts of system modeling and manpower survey techniques. From 1975 to 1991, Rear Admiral Hill was Vice President for Governmental Affairs and an executive board member of the Association of Naval Aviation.

     Mr. Ronald J. Kramer (37), a director of the Company since 1993, has been Chairman of the Board of Ladenburg, Thalmann Group, Inc., an investment banking firm, since June 1995. For more than five years prior thereto, Mr. Kramer was a managing director of Ladenburg, Thalmann Group, Inc. Mr. Kramer is a director of New Valley Corporation, the parent company of Ladenberg, Thalmann Group, Inc. and Jayark Corporation, a furniture and houseware import/export company. Mr. Kramer is the son-in-law of Mr. Harvey R. Blau.

     Lieutenant General James W. Stansberry (Ret.) (68), a director of the Company since 1991, was an officer in the United States Air Force for thirty-five years prior to his retirement in 1984. Since 1984, Lieutenant General Stansberry has been President of Stansberry Associates International, Inc., an independent consultant specializing in strategic planning to aerospace and defense firms. In fiscal 1995, Telephonics Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Stansberry Associates International, Inc. in consulting fees.

     Mr. Martin S. Sussman (58), a director of the Company since 1989, has been a practicing attorney in the State of New York since 1961, and has been a member of the law firm of Seltzer, Sussman & Habermann for more than the past five years. Mr. Sussman is a director of Greenstone Roberts Advertising, Inc., an advertising agency.

     Mr. William H. Waldorf (58), a director of the Company since 1963, has been President of Landmark Capital, Inc., an investment firm, for more than the past five years.

     Lester L. Wolff (75), a director of the Company since 1987, has been President of Lester Wolff Enterprises Limited, a public relations firm, since 1981. Mr. Wolff served as a member of the U.S. House of Representatives from 1964 to 1981. Mr. Wolff is a director of U.S. Asia International Publications, Inc., a magazine publisher. In fiscal 1995, Telephonics Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Lester Wolff Enterprises Limited in fees for services rendered.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The officers of the Company are as follows:

             NAME                       AGE                OFFICE HELD
------------------------------          ---           ----------------------
Harvey R. Blau................          60            Chairman of the Board
Robert Balemian...............          56            President
Patrick L. Alesia.............          47            Vice President and
                                                      Treasurer
Susan E. Rowland..............          37            Secretary

     Mr. Patrick L. Alesia was appointed Vice President of the Company in May 1990 and has been the Treasurer of the Company since April 1979.

     Mrs. Susan E. Rowland has been Secretary of the Company since September
1983.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with respect to the Chairman/Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000, for services rendered for the fiscal years ended September 30, 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION            -----------------------------------
                                   ------------------------------------   RESTRICTED   NUMBER OF   LONG-TERM
                                                           OTHER ANNUAL     STOCK       SHARES     INCENTIVE     ALL OTHER
   NAME AND PRINCIPAL     FISCAL                           COMPENSATION     AWARDS     UNDERLYING     PLAN      COMPENSATION
        POSITION           YEAR     SALARY     BONUS(1)        (2)           (3)        OPTIONS     PAYOUTS         (4)
------------------------- ------   --------   ----------   ------------   ----------   ---------   ----------   ------------
Harvey R. Blau...........   1995   $646,000   $2,001,000       --             --        250,000        --         $ 79,846
  Chairman and Chief        1994    629,000    2,597,000       --             --        465,000        --           96,244
  Executive Officer         1993    615,000    2,277,000       --             --        100,000        --           96,824
Robert Balemian..........   1995   $640,000   $1,944,000       --             --        200,000        --         $ 44,358
  President                 1994    624,000    2,539,000       --             --        350,000        --           57,045
                            1993    610,000    2,219,000       --             --         75,000        --           57,072
Patrick L. Alesia........   1995   $199,000   $   80,000       --             --         10,000        --         $ 18,363
  Vice President and        1994    186,000       70,000       --          $65,000        5,000        --           22,063
  Treasurer                 1993    170,000       60,000       --             --         10,000        --           22,037

---------------
(1) Represents for Messrs. Blau and Balemian incentive compensation under employment agreements. See "Management -- Employment Agreements."

(2) Other Annual Compensation excludes certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(3) In fiscal 1994, 9,500 shares of restricted stock were granted to Mr. Alesia under the Company's Restricted Management Stock Bonus Plan. As of September 30, 1995, Mr. Alesia held 9,500 shares of restricted stock having a market value of approximately $82,000. Any dividends paid by the Company on its shares of Common Stock will be paid on these restricted shares. These restricted shares were granted in July 1994 and vest in four equal installments on the second, third, fourth and fifth anniversaries of the date of grant.

(4) All Other Compensation in fiscal 1995 includes: (a) $61,360, $26,280 and $7,590 of premiums paid by the Company in respect of certain split-dollar life insurance policies on the lives of Messrs. Blau, Balemian and Alesia, respectively. The Company is the beneficiary to the extent of the premiums paid; (b) $9,393, $8,985 and $1,680 paid by the Company for term life insurance policies on Messrs. Blau, Balemian and Alesia, respectively; (c) Company contributions under the Griffon Corporation 401(k) Retirement Plan of $8,093 paid by the Company for each of Messrs. Blau, Balemian and Alesia and (d) $1,000 in Company contributions allocated under the Company's Employee Stock Ownership Plan on behalf of each of Messrs. Blau, Balemian and Alesia.

EMPLOYMENT AGREEMENTS

     Messrs. Blau and Balemian have employment agreements with the Company for terms ending on December 31, 2000. Pursuant to these agreements, each receives compensation consisting of salary, cumulative cost of living adjustments, and under certain conditions, an incentive bonus. Mr. Blau's incentive is 4% of the Company's consolidated pretax earnings up to $5,000,000, and 5% thereafter, and Mr. Balemian's incentive is 2 1/2% of the Company's consolidated pretax earnings up to $3,000,000, 3 1/2% of the consolidated pretax earnings between $3,000,000 and $5,000,000 and 5% thereafter. The agreements further provide for consulting payments for five years after termination of employment at annual amounts of one-half of their last annual salary. The employment agreements make provisions for life insurance and for the continuation of certain benefits following death or disability.

     The employment agreements further provide that in the event there is a change in the control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, also as defined therein, the employee has the option, exercisable within six months of becoming aware of such event, to terminate his employment agreement. Upon such termination, he has the right to receive as a lump sum payment the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement.

STOCK PLANS

     1995 STOCK OPTION PLAN

     The 1995 Stock Option Plan (the "1995 Plan"), which was adopted by the Board of Directors in November 1994 and approved by the stockholders in February 1995, covers 1,000,000 shares of the Company's Common Stock. Under the terms of the 1995 Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee. During fiscal 1995, options were granted to purchase 465,000 shares under the 1995 Plan. As of December 12, 1995, options to purchase 7,500 shares were exercisable at $7.50 per share and options to purchase 520,000 shares remained available for future grants under the 1995 Plan.

     OUTSIDE DIRECTOR STOCK AWARD PLAN

     The Company has an Outside Director Stock Award Plan (the "Outside Director Plan"), which was approved by shareholders in 1994, under which 300,000 shares may be issued to non-employee directors. Annually, at the time of each annual meeting of shareholders, each eligible director is awarded shares of the Company's Common Stock having a value of $10,000, which shares vest in equal installments over a three-year period. As of December 12, 1995, an aggregate of 22,400 shares were issued under the Outside Director Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all stock option grants to the executive officers named in the "Summary Compensation Table" during the fiscal year ended September 30, 1995:

                                      INDIVIDUAL GRANTS(1)                  POTENTIAL REALIZED VALUE AT ASSUMED ANNUAL
                        -------------------------------------------------      RATES OF STOCK PRICE APPRECIATION FOR
                          NUMBER                                                         OPTION TERM(1)(5)
                        OF SHARES     % OF TOTAL                           ---------------------------------------------
                        UNDERLYING  OPTIONS GRANTED  EXERCISE               STOCK
                         OPTIONS    TO EMPLOYEES IN   PRICE    EXPIRATION   PRICE      DOLLAR    STOCK PRICE    DOLLAR
         NAME           GRANTED(2)  FISCAL YEAR(3)    ($/SH)      DATE     5%($)(4)   GAIN(1)     10%($)(4)    GAIN(1)
----------------------- ----------  ---------------  --------  ----------  --------  ----------  -----------  ----------
Harvey R. Blau.........   250,000         35.1%       $8.625      2-8-05    $14.05   $1,356,000    $ 22.37    $3,436,000
Robert Balemian........   200,000         28.1         8.625      2-8-05     14.05    1,085,000      22.37     2,749,000
Patrick L. Alesia......    10,000          1.4         7.500     11-8-04     12.22       47,000      19.46       120,000

---------------
(1) All grants are under the Company's stock option plans. Dollar gains are based on the assumed annual rates of appreciation above the exercise price of each option for the term of the option.

(2) Grants were made at the market value of the Company's Common Stock on the date of grant. Grants vest 50% one year after date of grant and the remaining balance two years after the date of grant.

(3) Total options granted to employees in fiscal 1995 were for 713,000 shares of Common Stock.

(4) The stock price represents the price of the Company's Common Stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increase in market value of the Company's Common Stock for all stockholders as of December 12, 1995, assuming annual rates of stock appreciation from September 30, 1995 (stock price at $8.625 per share) over the ten year periods used in this table, aggregate $167,613,000 at a 5% rate and $424,762,000 at a 10% rate.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth stock options exercised during fiscal 1995 and all unexercised stock options of the executive officers named in the "Summary Compensation Table" as of September 30, 1995:

                                                                                               VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                               SHARES                       OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END(2)
                             ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME               EXERCISE      REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------  -----------    -----------    -----------    -------------    -----------    -------------
Harvey R. Blau.............     85,000       $ 606,000       337,500         677,500       $ 1,588,000      $ 585,000
Robert Balemian............     70,000         499,000       245,000         520,000         1,118,000        435,000
Patrick L. Alesia..........      5,000          34,000        37,500          12,500           209,000         11,000

---------------

(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.

(2) Values are calculated by subtracting the exercise price from the fair market value of the stock as of September 30, 1995.

CERTAIN TRANSACTIONS

     Harvey R. Blau, the Chairman of the Board of the Company, is a member of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company. For the fiscal year ended September 30, 1995, the Company paid $763,000 in legal fees to Blau, Kramer, Wactlar & Lieberman, P.C. All legal fees paid by the Company to Blau, Kramer, Wactlar & Lieberman, P.C. are reviewed and approved by a committee of independent non-employee directors. In addition, Blau, Kramer, Wactlar & Lieberman, P.C. subleases from the Company approximately 3,700 square feet of office space at the Company's corporate headquarters. The rental under this sublease agreement is the same rental per square foot that the Company is paying on it prime lease, including any escalations, and aggregated approximately $78,000 in the fiscal year ended September 30, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1995, the Company's Compensation Committee consisted of Messrs. Abraham M. Buchman, Bertrand M. Bell and Rear Admiral Clarence A. Hill, Jr. (Ret.). None of these persons were officers or employees of the Company during fiscal 1995 nor had any relationship requiring disclosure in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1995 is furnished by the directors who comprised the Compensation Committee during fiscal 1995.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements".

     Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of ten years and generally become exercisable for half of the option shares one year from the date of grant and for all of the option shares two years from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 1995, pursuant to the terms of his employment agreement with the Company, Robert Balemian, the Company's President, received a base salary and a cash incentive bonus based on the Company's pre-tax income. See
"Management -- Employment Agreements." In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Balemian. Mr. Balemian was also granted certain stock options for the same reasons as are set forth under "Compensation of Chief Executive Officer" below. Mr. Patrick L. Alesia, the Company's Vice President and Treasurer, also received a base salary, a cash bonus and a grant of stock options under the Company's 1995 stock option plan. The Compensation Committee determined that this base salary, bonus and grant of stock options were appropriate given the Company's financial performance, the substantial contribution made by Mr. Alesia to such performance and the compensation levels of executives at companies competitive with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For fiscal 1995, pursuant to the terms of his employment agreement with the Company, Mr. Harvey R. Blau, the Company's Chairman and Chief Executive Officer, received a base salary and a cash incentive bonus based on the Company's pre-tax income. See "Management -- Employment Agreements". In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Blau. The Compensation Committee granted to Mr. Blau options to purchase 250,000 shares of Common Stock exercisable at $8.625 per share. These options were granted at an exercise price equal to the market value of the Company's Common Stock on the date of grant. The Compensation Committee believes that these options provide an incentive for Mr. Blau to maximize long-term shareholder value. The Compensation Committee also noted that under Mr. Blau's leadership since his tenure began as Chief Executive Officer, the Company's revenues, earnings, the market capitalization and the market value per share of Common Stock of the Company have all increased substantially.

                                            The Compensation Committee

                                              Abraham M. Buchman, Chairman
                                              Bertrand M. Bell
                                              Rear Admiral Clarence A. Hill, Jr.
                                            (Ret.)

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NYSE. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1995.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to the Company's stockholders during the five year period ended September 30, 1995 as well as an overall stock market index (S & P 500 Index) and the Company's peer group indexes (S & P SmallCap 600 Index and S & P Conglomerates Index):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                AMONG GRIFFON CORPORATION, THE S & P 500 INDEX,
            THE S & P SMALLCAP 600 AND THE S & P CONGLOMERATES INDEX

      MEASUREMENT PERIOD            GRIFFON                      S & P SMALL-     S & P CON-
    (FISCAL YEAR COVERED)         CORPORATION      S & P 500        CAP 600       GLOMERATES
9/90                                       100             100             100             100
9/91                                       308             131             143             116
9/92                                       325             146             158             129
9/93                                       575             165             216             190
9/94                                       525             171             215             175
9/95                                       575             221             271             235

*$100 INVESTED ON SEPTEMBER 30, 1990 IN STOCK OR INDEX, INCLUDING REINVESTMENT
 OF DIVIDENDS.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended September 30, 1995 and has been selected by the Board of Directors, upon the recommendation of the Audit Committee, to continue to act as the Company's independent public accountants for the Company's 1996 fiscal year.

     A representative of Arthur Andersen LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1995 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no earlier than October 8, 1996 and no later than November 8, 1996 to be considered for inclusion in the Company's next Proxy Statement.

                                            By Order of the Board of Directors,

                                            SUSAN E. ROWLAND
                                            Secretary

Dated: Jericho, New York
      December 20, 1995

/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.


1.  Election of the following              FOR          WITHHOLD
    nominees, as set forth in          all nominees     authority
    the proxy statement:                at right        to vote

                                           / /            / /

NOMINEES:  Bertrand M. Bell, Robert Bradley, Martin S. Sussman and
           Lester L. Wolff

2. Upon such other business as may properly come before the meeting or any adjournment thereof.

                  FOR            AGAINST           ABSTAIN
                  / /              / /               / /

(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below.)
--------------------------------------------------------------------------------

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.



SIGNATURE                       SIGNATURE                       DATED:     ,1996
          ---------------------           ---------------------       -----

          Please sign and date and return this voting instruction card in the enclosed envelope.
   This card must be received by 5:00 p.m. Eastern Time on February 1, 1996.

                             VOTING INSTRUCTIONS TO
               U.S. TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE

           UNDER THE GRIFFON CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

I hereby direct that at the Annual Meeting of Stockholders of Griffon Corporation on February 6, 1996 and at any adjournments thereof, the voting rights pertaining to the shares of Griffon Corporation Common Stock deemed allocated to my account under The Griffon Corporation Employee Stock Ownership Plan solely for the purpose of voting at the Annual Meeting shall be exercised as checked on this card, or if not checked, shall be voted in the discretion of the Trustee.

                    (Continued and to be signed on otherside)

                                                                     SEE REVERSE
                                                                         SIDE